Exhibit 99.1

For information, contact:

Media – Susan Moore (713) 309-4645

Investors – Doug Pike (713) 309-7141

Lyondell Reports First Quarter 2004 Results

*	Stronger performance at each operating company leads to improved Lyondell results.

*	Increased prices and margins resulted in Equistar’s net income of $5 million:

*	$109 million improvement versus fourth quarter 2003

*	$151 million improvement versus first quarter 2003

*	Record net income at LYONDELL-CITGO Refining

HOUSTON, April 22, 2004 – Lyondell Chemical Company (NYSE: LYO) today announced a net loss for the first quarter of $15 million, or $0.08 per share. This compares to a net loss of $113 million, or $0.70 per share, for the first quarter 2003, and a net loss of $77 million, or $0.44 per share, for the fourth quarter 2003.

Table 1 - Lyondell Earnings Summary

Millions of dollars except per share amounts	1Q2004	1Q2003	4Q2003
Sales and other operating revenues	$1,105	$989	$945
Net loss	(15)	(113)	(77)
Basic and diluted net loss per share (a)	(0.08)	(0.70)	(0.44)
Weighted average shares outstanding (millions) (a)	176.5	160.4	174.0

(a)	Lyondell sold 13.8 million shares of common stock in October 2003, including 2.7 million shares to Occidental Chemical Holding Corporation (“OCHC”). In addition, Lyondell paid a dividend to OCHC by issuing approximately 0.6 million shares of Series B common stock each quarter beginning in December 2002 in lieu of a dividend payment in cash.

Table 2 - Lyondell and Proportionate Share of Ventures - Supplemental Financial Data

Millions of dollars	1Q2004	1Q2003	4Q2003
Proportionate sales and other operating revenues (a)	$3,166	$2,841	$2,732
Proportionate EBITDA (b)	259	78	144

(a)	See Table 6 for components of proportionate share of sales and other operating revenues.
(b)	See Table 7 for a reconciliation of net income (loss) to proportionate EBITDA and Table 8 for Lyondell’s income statement information.

Overall, price increases in Lyondell and Equistar products more than offset the impact of rising raw material costs, driven by average crude oil prices that were $4 per barrel higher in the first quarter 2004 versus the fourth quarter 2003. LYONDELL-CITGO Refining LP (LCR) continued to receive full contract volumes of crude oil from PDVSA, and maximized processing rates with spot purchases.

“Improving economic conditions and tight supply/demand balances in several Lyondell, Equistar, and LCR products contributed to improved results during the quarter. Quarterly crude oil prices reached record-high levels, even surpassing the levels of the first quarter of last year. However, the cost of ethylene production from our crude-oil-based liquid crackers decreased versus the fourth quarter of 2003 because strong co-product pricing more than offset the crude oil price impact,” said Dan F. Smith, president and CEO of Lyondell Chemical Company.

OUTLOOK

The level and volatility of crude oil and natural gas prices continue to negatively impact the industry, creating uncertainties for both near-term product margins and demand.

“Although we continue to face raw material price uncertainties, improving industry conditions have enabled us to deal with this volatility more successfully than during the past three years. However, I believe that it would be premature to say that we have turned the corner and entered a sustained strong upturn. If we continue to experience solid global economic growth and see some stabilization of energy prices, I believe that we could enjoy very positive conditions later in the year,” said Smith.

LYONDELL AND JOINT VENTURES

Lyondell’s operations comprise: Lyondell’s Intermediate Chemicals and Derivatives (IC&D) segment; Equistar, a joint venture with Millennium Chemicals Inc.; and LYONDELL-CITGO Refining LP (LCR), a joint venture with CITGO Petroleum Corp.

Lyondell’s Intermediate Chemicals & Derivatives (IC&D) Segment – The IC&D segment includes propylene oxide (PO) and derivatives, MTBE, styrene and TDI.

Table 3 - IC&D Financial Overview

Millions of dollars	1Q2004	1Q2003	4Q2003
Sales and other operating revenues	$1,105	$989	$945
Operating income (loss) (a)	23	(18)	3
EBITDA (a)	86	53	60

(a)	See Table 7 for a reconciliation of Lyondell’s net loss to EBITDA and Table 8 for Lyondell’s IC&D operating income (loss) and net loss.

1Q04 v. 4Q03 – Increased MTBE margins and higher propylene oxide and PO derivative sales volumes contributed significantly to an improvement in results. MTBE margins were driven by strong gasoline prices and seasonally lower raw material (butane) prices. Propylene oxide and PO derivative volumes increased 20 percent versus the fourth quarter. A significant portion of these increases resulted from seasonally strong deicer sales and PO sales related to the timing of maintenance activities within the industry. Generally, margins in PO and derivatives were negatively impacted by significant increases in raw material (propylene) prices. However, price increases in certain products were sufficient to offset these raw material price increases. Styrene and TDI results were relatively unchanged.

1Q04 v. 1Q03 – Results improved significantly in the propylene oxide and PO derivative products. Increased prices and 14 percent volume growth in these products combined to increase operating results by more than $40 million despite higher raw material (propylene) costs. Results in MTBE and styrene were relatively unchanged versus the year-ago period, while TDI results were impacted by lower margins.

Equistar Chemicals, LP – Lyondell owns a 70.5 percent interest in Equistar, which consists of the petrochemicals and polymers segments.

Table 4 - Equistar Financial Overview – 100% Basis

Millions of dollars	1Q2004	1Q2003	4Q2003
Sales and other operating revenues	$1,962	$1,641	$1,665
Operating income (loss)	61	(96)	(29)
Net income (loss) (a)	5	(146)	(104)
EBITDA (a)	136	(19)	27

(a)	See Table 7 for a reconciliation of Equistar’s net income (loss) to EBITDA.

1Q04 v. 4Q03 – Results improved significantly as ethylene and ethylene derivative (ethylene oxygenates and polyethylene) prices averaged 2 cents per pound to 3.5 cents per pound higher than during the fourth quarter. Significantly higher co-product (propylene, benzene, and fuels) prices more than offset the impact of an increase of approximately $100 million in crude-oil-based liquid raw material costs. This resulted in crude-oil-based raw materials – which yield a higher ratio of co-products – being Equistar’s preferred raw material during the first quarter. Ethylene and ethylene derivative volumes were relatively unchanged versus the fourth quarter. Fourth-quarter 2003 results included charges of $24 million related to financing and severance costs.

1Q04 v. 1Q03 – Equistar’s average prices for ethylene and ethylene derivatives were approximately 3 cents per pound higher than first quarter 2003 average sales prices. Increased co-product prices more than offset raw material price increases. According to Chemical Market Associates, Inc. (CMAI), the impact of this was approximately a 1-cent-per-pound reduction in their average cost-of-ethylene-production metric versus the first quarter of 2003. Equistar’s combined ethylene and ethylene derivative sales volumes increased by approximately 5 percent. First-quarter 2003 results included a $12 million charge related to the sale of a polypropylene facility.

LYONDELL-CITGO Refining LP (LCR) – Lyondell owns a 58.75 percent interest in LCR, a major refiner of heavy crude oil.

Table 5 - LCR Financial Overview – 100% Basis

Millions of dollars	1Q2004	1Q2003	4Q2003
Sales and other operating revenues	$1,154	$1,183	$1,044
Operating income	101	38	82
Net income (a)	91	28	73
EBITDA (a)	131	66	110

(a)	See Table 7 for a reconciliation of LCR’s net income to EBITDA.

1Q04 v. 4Q03 – Results continued to be strong in the first quarter. Venezuelan contract (CSA) crude volumes increased to an average of 238,000 barrels per day. Total crude volumes were relatively unchanged, averaging 268,000 barrels per day. Spot crude and aromatics margins were strong during the first quarter.

1Q04 v. 1Q03 – Results improved significantly versus the first quarter of 2003 which was negatively impacted by supply disruptions related to the general strike in Venezuela and a $25 million charge related to the redesign of the low sulfur gasoline project.

CONFERENCE CALL

Lyondell will host a conference call today, April 22, 2004, at 11:30 a.m. Eastern Time (ET). Participating on the call will be: Dan F. Smith, President and CEO, Morris Gelb, Executive Vice President and COO, T. Kevin DeNicola, Senior Vice President and CFO; and Doug Pike, Director of Investor Relations. The dial-in numbers are 888-391-2385 (U.S. – toll free) and 484-644-0641 (international). The passcode for each number is Lyondell. The call will be broadcast live on the Investor Relations page of the company’s web site, www.lyondell.com/earnings.

A replay of the call will be available from 1:30 p.m. ET April 22 to 5 p.m. ET April 30. The dial-in numbers are 800-294-4406 (U.S.) and 402-220-9778 (international). Passcode for each is 5549. Web replay will be available at 1:30 p.m. ET April 22 on the Investor Relations page of the company’s web site, www.lyondell.com/earnings.

Reconciliations of non-GAAP financial measures to GAAP financial measures, together with any other applicable disclosures, including this earnings release, will be available at 11:30 a.m. ET at www.lyondell.com/earnings.

ABOUT LYONDELL

Lyondell Chemical Company, (www.lyondell.com), headquartered in Houston, Texas, is a leading producer of: propylene oxide (PO); PO derivatives, propylene glycol (PG), butanediol (BDO) and propylene glycol ether (PGE); and styrene monomer and MTBE as co-products of PO production. Through its 70.5% interest in Equistar Chemicals, LP, Lyondell also is one of the largest producers of ethylene, propylene and polyethylene in North America and a leading producer of ethylene oxide, ethylene glycol, high value-added specialty polymers and polymeric powder. Through its 58.75% interest in LYONDELL-CITGO Refining LP, Lyondell is one of the largest refiners in the United Statesprocessing extra heavy Venezuelan crude oil to produce gasoline, low sulfur diesel and jet fuel.

FORWARD LOOKING STATEMENTS AND ADDITIONAL INFORMATION

The statements in this release and the related teleconference relating to matters that are not historical facts are forward-looking statements that are subject to risks and uncertainties. Actual results could differ materially, based on factors including, but not limited to: the cyclical nature of the chemical and refining industries; availability, cost and volatility of raw materials and utilities; governmental regulatory actions and political unrest; global economic conditions; industry production capacity and operating rates; the supply/demand balance for Lyondell’s and its joint ventures’ products; competitive products and pricing pressures; access to capital markets; technological developments and other risk factors. In the case of any forward-looking statements relating to the proposed transaction between Lyondell Chemical Company (“Lyondell”) and Millennium Chemicals Inc. (“Millennium”), the following factors, among others, could affect the proposed transaction and the anticipated results: approval by Lyondell’s and Millennium’s respective shareholders, amendments to Lyondell’s and Millennium’s respective credit facilities, the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Act, the receipt of other competition law clearances and the parties’ ability to achieve expected synergies in the transaction within the expected timeframes or at all. All of such forward-looking statements are based upon the current beliefs and expectations of Lyondell’s management and are subject to significant risks and uncertainties. For more detailed information about the factors that could cause actual results to differ materially, please refer to Lyondell’s Annual Report on Form 10-K for the year ended December 31, 2003, which was filed with the SEC on March 12, 2004, and Lyondell’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2004, which will be filed with the SEC in May 2004.

In addition, Lyondell and Millennium will file a joint proxy statement/prospectus with the SEC in connection with the proposed transaction. Investors and security holders are urged to read that document, when it becomes available, because it will contain important information. Investors and security holders may obtain a free copy of that document (when it becomes available) and other documents filed by Lyondell and Millennium with the SEC at the SEC’s web site at www.sec.gov. The joint proxy statement/prospectus (when it becomes available) and the other documents filed by Lyondell may also be obtained free from Lyondell by calling Lyondell’s Investor Relations department at (713) 309-4590.

The respective executive officers and directors of Lyondell and Millennium and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Lyondell’s executive officers and directors is available in its proxy statement filed with the SEC by Lyondell on March 16, 2004, and information regarding Millennium’s directors and its executive officers is available in Millennium’s Annual Report on Form 10-K for the year ended December 31, 2003, which was filed with the SEC on March 12, 2004. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC.

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Table 6 - Unaudited Financial and Operating Information

(Millions of dollars)	Lyondell Chemical Company		Joint Ventures		Lyondell and Proportionate Share of Equity Investments (a)
			Equistar 100%	LCR 100%

Three months ended March 31, 2004:
Sales and other operating revenues (b)	$1,105		$1,962	$1,154	$3,166
SG&A and R&D	53		48	16	96
EBITDA	86		136	131	259
Depreciation and amortization	63		76	30	132
Interest expense, net	109		55	10	154
Net loss	(15	)(c)
Capital expenditures	11	(d)	19	15	33
Cash dividends	31

Three months ended March 31, 2003:
Sales and other operating revenues (b)	$989		$1,641	$1,183	$2,841
SG&A and R&D	51		49	12	93
EBITDA	53		(19)	66	78
Depreciation and amortization	57		78	28	126
Interest expense, net	83		49	10	123
Net loss	(113	)(c)
Capital expenditures	9	(d)	13	15	27
Cash dividends	28

Three months ended December 31, 2003:
Sales and other operating revenues (b)	$945		$1,665	$1,044	$2,732
SG&A and R&D	56		60	14	107
EBITDA	60		27	110	144
Depreciation and amortization	66		77	28	135
Interest expense, net	104		54	9	147
Net loss	(77	)(c)
Capital expenditures	21	(d)	44	10	58
Cash dividends	31

(a)	This column reflects Lyondell's 100% owned operations and its pro rata share of each joint venture's operations, which is not a presentation in accordance with generally accepted accounting principles. Lyondell has a 58.75% interest in LYONDELL-CITGO Refining LP ("LCR") and a 70.5% interest in Equistar Chemicals, LP ("Equistar").
(b)	Includes revenues from sales to affiliates.
(c)	Includes income (loss) from equity investments in Equistar and LCR.
(d)	In addition, Lyondell made cash contributions to the European PO Joint Venture and the U.S. PO Joint Venture. See footnote (a) of Table 10 for detail of cash contributions.

Table 7 - Reconciliation of Net Income (Loss) to EBITDA

	For the three months ended
	March 31,		December 31, 2003
(Millions of dollars)	2004	2003

LYONDELL

Net loss	$(15)	$(113)	$(77)
Add:
Benefit from income taxes	(9)	(55)	(58)
Interest expense, net	109	83	104
Depreciation and amortization	63	57	66
(Income) loss from equity investment in Equistar	(6)	100	70
Income from equity investment in LCR	(56)	(19)	(45)

IC&D EBITDA	$86	$53	$60

EQUISTAR

Net income (loss)	$5	$(146)	$(104)

Add:
Depreciation and amortization	76	78	77
Interest expense, net	55	49	54

EBITDA	$136	$(19)	$27

Lyondell Proportionate Share - 70.5%	$96	$(13)	$19

LCR

Net income	$91	$28	$73

Add:
Depreciation and amortization	30	28	28
Interest expense, net	10	10	9

EBITDA	$131	$66	$110

Lyondell Proportionate Share - 58.75%	$77	$38	$65

EBITDA - Lyondell and Proportionate Share of Equity Investments

Lyondell EBITDA	$86	$53	$60
70.5% of Equistar EBITDA	96	(13)	19
58.75% of LCR EBITDA	77	38	65

Lyondell and Proportionate Share of Equity Investments	$259	$78	$144

Table 8 - Lyondell Unaudited Income Statement Information

	For the three months ended
	March 31,		December 31, 2003
(Millions of dollars, except per share data)	2004	2003
Sales and other operating revenues	$1,105	$989	$945
Cost of sales	1,029	956	886
Selling, general and administrative expenses	45	42	45
Research and development expenses	8	9	11

Operating income (loss)	23	(18)	3
Income (loss) from equity investment in Equistar	6	(100)	(70)
Income from equity investment in LCR	56	19	45
Income (loss) from other equity investments	1	(2)	(9)
Interest expense, net	(109)	(83)	(104)
Other income (expense), net	(1)	16	—

Loss before income taxes	(24)	(168)	(135)
Benefit from income taxes	(9)	(55)	(58)

Net loss	$(15)	$(113)	$(77)

Basic and diluted loss per share	$(0.08)	$(0.70)	$(0.44)

Basic and diluted shares (in thousands) (a)	176,543	160,419	174,016

(a)	Lyondell sold 13.8 million shares of common stock in October 2003, including 2.7 million shares to OCHC. In addition, Lyondell paid a dividend to OCHC by issuing approximately 0.6 million shares of Series B common stock each quarter beginning in December 2002 in lieu of a dividend payment in cash.

Table 9 - Lyondell Intermediate Chemicals and Derivatives Segment - Sales Volumes

	For the three months ended
	March 31,		December 31, 2003
(In millions)	2004	2003
PO and derivatives (pounds) (a)	1,002	899	829
Co-products:
Styrene monomer (pounds)	931	869	953
MTBE and other TBA derivatives (gallons)	272	257	271

(a)	Includes propylene oxide ("PO"), PO derivatives and isocyanates.

Table 10 - Lyondell Unaudited Cash Flow Information

	For the three months ended March 31,
(Millions of dollars)	2004	2003
Net loss	$(15)	$(113)
Adjustments:
Depreciation and amortization	63	57
(Income) loss from equity investments	(6)	102
Deferred income taxes	(10)	(54)
Gain on sale of equity interest	—	(18)
Changes in assets and liabilities:
Accounts receivable	(26)	(48)
Inventories	11	(5)
Accounts payable	(6)	36
Accrued interest	78	67
Income taxes refundable, net of payable	1	34
Other assets and liabilities, net	(22)	(12)

Cash provided by operating activities	68	46

Expenditures for property, plant and equipment	(11)	(9)
Distributions from affiliates in excess of earnings	18	71
Contributions and advances to affiliates (a)	(13)	(51)
Purchase of other short-term investments	—	(9)
Proceeds from sale of equity interest	—	28

Cash provided by (used in) investing activities	(6)	30

Dividends paid	(31)	(28)
Other	3	(3)

Cash used in financing activities	(28)	(31)

Effect of exchange rate changes on cash	(1)	—

Increase in cash and cash equivalents	$33	$45

(a)	Includes cash contributions to the European PO Joint Venture and the U.S. PO Joint Venture of $4 million, $26 million and $25 million in the three-month periods ended March 31, 2004 and 2003 and December 31, 2003, respectively. These amounts included $4 million, $23 million and $9 million, respectively, related to funding for capital expenditures. Also includes capitalized interest related to the Maasvlakte PO/SM plant of $4 million for each of the three-month periods ended March 31, 2003 and December 31, 2003.

Table 11 - Lyondell Unaudited Balance Sheet Information

(Millions of dollars)	March 31, 2004	December 31, 2003
Cash and cash equivalents	$471	$438
Accounts receivable, net	467	449
Inventories	334	347
Prepaid expenses and other current assets	84	82
Deferred tax assets	43	43

Total current assets	1,399	1,359
Property, plant and equipment, net	2,566	2,640
Investments and long-term receivables:
Investment in Equistar	969	965
Investment in PO joint ventures	840	866
Investment in and receivable from LCR	234	232
Other investments and long-term receivables	86	85
Goodwill, net	1,080	1,080
Other assets, net	390	406

Total assets	$7,564	$7,633

Accounts payable	$416	$431
Accrued liabilities	326	268

Total current liabilities	742	699
Long-term debt	4,151	4,151
Other liabilities	688	680
Deferred income taxes	768	792
Minority interest	134	155
Stockholders' equity (177,891,819 and 176,792,587 shares outstanding at March 31, 2004 and December 31, 2003, respectively)	1,081	1,156

Total liabilities and stockholders' equity	$7,564	$7,633

Table 12 - Lyondell Selected Equity Investment Activity

(Millions of dollars)	For the three months ended March 31, 2004
Investment in Equistar, beginning of period	$965
Lyondell's share of Equistar net income	6
Lyondell's share of Equistar other comprehensive income	(2)

Investment in Equistar, end of period	$969

Investment in LCR, beginning of period	$3
Lyondell's share of LCR net income	56
Cash distributions from LCR	(63)
Cash contributions to LCR	9

Investment in LCR, end of period	5
LCR receivable, beginning and end of period	229

Investment in and receivable from LCR, end of period	$234

Table 13 - Equistar Unaudited Income Statement Information

	For the three months ended
	March 31,		December 31, 2003
(Millions of dollars)	2004	2003
Sales and other operating revenues (a)	$1,962	$1,641	$1,665
Cost of sales	1,857	1,676	1,633
Selling, general and administrative expenses	41	40	51
Research and development expenses	7	9	9
(Gain) loss on asset dispositions	(4)	12	1

Operating income (loss)	61	(96)	(29)
Interest expense, net	(55)	(49)	(54)
Other expense, net	(1)	(1)	(21)

Net income (loss) (b)	$5	$(146)	$(104)

(a)	Sales and other operating revenues include sales to affiliates.
(b)	As a partnership, Equistar is not subject to federal income taxes.

Table 14 - Equistar Unaudited Segment Financial and Operating Information

	For the three months ended
	March 31,		December 31, 2003
(Millions of dollars)	2004	2003
Sales and other operating revenues (a)
Petrochemicals segment	$1,866	$1,536	$1,528
Polymers segment	557	513	547
Intersegment eliminations	(461)	(408)	(410)

Total	$1,962	$1,641	$1,665

Operating income (loss)
Petrochemicals segment	$104	$(32)	$6
Polymers segment	(14)	(35)	2
Unallocated	(29)	(29)	(37)

Total	$61	$(96)	$(29)

Depreciation and amortization:
Petrochemicals segment	$57	$57	$57
Polymers segment	14	16	14
Unallocated	5	5	6

Total	$76	$78	$77

EBITDA (b)	$136	$(19)	$27
Sales Volumes (including intersegment sales) (millions) (a)
Selected petrochemical products:
Ethylene, propylene and other olefins (pounds)	4,277	3,921	4,433
Aromatics (gallons)	93	94	96
Polymers products (pounds)	1,401	1,397	1,444

(a)	Sales and other operating revenues include sales to affiliates. Sales volumes include sales to affiliates as well as intersegment sales volumes.
(b)	See Table 7 for reconciliation of Equistar's net income (loss) to EBITDA.

Table 15 - Equistar Unaudited Balance Sheet Information

(Millions of dollars)	March 31, 2004	December 31, 2003
Cash and cash equivalents	$111	$199
Accounts receivable, net (a)	608	608
Inventories	473	408
Prepaid expenses and other current assets	33	46

Total current assets	1,225	1,261
Property, plant and equipment, net	3,293	3,334
Investments	61	60
Other assets, net	387	373

Total assets	$4,966	$5,028

Accounts payable	$504	$513
Current maturities of long-term debt	1	—
Accrued liabilities	183	241

Total current liabilities	688	754
Long-term debt	2,313	2,314
Other liabilities and deferred revenues	361	359
Partners' capital	1,604	1,601

Total liabilities and partners' capital	$4,966	$5,028

(a)	See Table 22 for accounts receivable sold.

Table 16 - Equistar Unaudited Cash Flow Information

	For the three months ended March 31,
(Millions of dollars)	2004	2003
Net income (loss)	$5	$(146)
Adjustments:
Depreciation and amortization	76	78
Deferred maintenance turnaround expenditures	(17)	(27)
Deferred revenues	—	159
(Gain) loss on asset dispositions	(4)	12
Changes in assets and liabilities:
Accounts receivable (a) (b)	—	62
Inventories	(65)	(49)
Accounts payable	(12)	60
Accrued interest	(17)	(45)
Other assets and liabilities, net	(39)	(37)

Cash provided by (used in) operating activities	(73)	67

Expenditures for property, plant and equipment	(19)	(13)
Proceeds from sales of assets	4	35

Cash provided by (used in) investing activities	(15)	22

Repayment of long-term debt	—	(1)
Other	—	(3)

Cash used in financing activities	—	(4)

Increase (decrease) in cash and cash equivalents	$(88)	$85

(a)	See Table 22 for accounts receivable sold.
(b)	In consideration of discounts offered to certain customers for early payment for product, some receivable amounts were collected in March 2004 and 2003 that otherwise would have been expected to be collected in April of the respective years. This included $39 million from OCHC in March 2004 and, in March 2003, $46 million from OCHC and $23 million from Lyondell.

Table 17 - LCR Unaudited Income Statement Information

	For the three months ended
	March 31,		December 31, 2003
(Millions of dollars)	2004	2003
Sales and other operating revenues (a)	$1,154	$1,183	$1,044
Operating costs and expenses:
Cost of sales	1,037	1,133	948
Selling, general and administrative expenses	16	12	14

Operating income	101	38	82
Interest expense, net	(10)	(10)	(9)

Net income (b)	$91	$28	$73

EBITDA (c)	$131	$66	$110

(a)	Includes revenues from sales to affiliates.
(b)	As a partnership, LCR is not subject to federal income taxes.
(c)	See Table 7 for reconciliation of LCR's net income to EBITDA.

Table 18 - LCR Operating Information

	For the three months ended
	March 31,		December 31, 2003
	2004	2003
Sales Volumes (including intersegment sales) (a)
Refined products (thousand barrels per day):
Gasoline	115	113	121
Diesel and heating oil	90	78	93
Jet fuel	16	21	20
Aromatics	8	9	8
Other refined products	92	83	94

Total refined products volumes	321	304	336

Refinery Runs
Crude processing rates (thousand barrels per day):
Crude Supply Agreement	238	194	227
Other crude oil	30	51	44

Total crude oil	268	245	271

(a)	Includes volumes from sales to affiliates.

Table 19 - LCR Unaudited Balance Sheet Information

(Millions of dollars)	March 31, 2004	December 31, 2003
Total current assets	$328	$316
Property, plant and equipment, net	1,230	1,240
Other assets, net	78	81

Total assets	$1,636	$1,637

Payables and accrued liabilities	$381	$386
Bank loan facility	450	450
Loans payable to partners	264	264
Other liabilities	118	114
Partners' capital	423	423

Total liabilities and partners' capital	$1,636	$1,637

Table 20 - LCR Unaudited Cash Flow Information

	For the three months ended March 31,
(Millions of dollars)	2004	2003
Cash flow from operations	$100	$58
Capital expenditures	15	15
Depreciation and amortization	30	28

Table 21 - Reconciliation of Lyondell's Days of Working Capital

(Millions of dollars)	March 31, 2004	December 31, 2003
Working Capital: (a)
Accounts receivable	$467	$449
Inventories	334	347
Accounts payable	(416)	(431)

Total	385	365
Add: Accounts receivable sold (b)	75	75

Adjusted working capital	$460	$440

Days of Working Capital:
Sales and other operating revenues for the three months ended	$1,105	$945
Number of days in quarter	91	92
Sales per day	$12.1	$10.3
Days of working capital (c)	38	43

(a)	Defined as the major controllable components of working capital - receivables, inventories and payables.
(b)	Receivables sold are added back for consistency as such amounts are included in sales and in the sales per day calculation. Management believes that this provides useful information to investors because it reflects Lyondell's and Equistar's responsibility for administration and collection of said amounts.
(c)	Days of working capital are calculated as adjusted working capital divided by sales per day.

Table 22 - Reconciliation of Equistar's Days of Working Capital

(Millions of dollars)	March 31, 2004	December 31, 2003
Working Capital: (a)
Accounts receivable (b)	$608	$608
Inventories	473	408
Accounts payable	(504)	(513)

Total	577	503
Add: Accounts receivable sold (c)	217	102

Adjusted working capital	$794	$605

Days of Working Capital:
Sales and other operating revenues for the three months ended	$1,962	$1,665
Number of days in quarter	91	92
Sales per day	$21.6	$18.1
Days of working capital (b)(d)	37	33

(a)	Defined as the major controllable components of working capital - receivables, inventories and payables.
(b)	In consideration of discounts offered to certain customers for early payment for product delivered in March 2004, some receivable amounts were collected in March 2004 that otherwise would have been expected to be collected in April 2004, including $39 million from OCHC. Similarly, in December 2003, $41 million was received from OCHC that otherwise would have been expected to be collected in January 2004. Had such amounts been collected in April and January 2004, respectively, days of working capital would have been 39 days and 36 days at March 31, 2004 and December 31, 2003, respectively.
(c)	Receivables sold are added back for consistency as such amounts are included in sales and in the sales per day calculation. Management believes that this provides useful information to investors because it reflects Lyondell’s and Equistar’s responsibility for administration and collection of said amounts.
(d)	Days of working capital are calculated as adjusted working capital divided by sales per day.